Exhibit 99

FOR RELEASE –– APRIL 26, 2016

Corning Announces First-Quarter 2016 Financial Performance

Continued Progress on Strategy and Capital Allocation Framework
Strong Sequential Growth Expected

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the first quarter ended March 31, 2016, including:

•	Performance in Display Technologies, Environmental Technologies, Specialty Materials, and Life Sciences met or exceeded company expectations.
•
Demand for Optical Communications products continues to be strong; manufacturing software implementation issues partially interrupted cable production and impacted first-quarter sales and profit. Production is expected to recover in the second quarter.

•	Smallest sequential first-quarter LCD glass price decline in five years; second-quarter pricing expected to moderate further.
•	Returned more than $2 billion to shareholders since October and announced two strategic transactions, as company continues to deliver on its strategy and capital allocation framework.

First-Quarter 2016 Results
For the first quarter of 2016, Corning reported core sales* of $2.17 billion and core earnings per share of $0.28, compared with $2.43 billion and $0.35 respectively in 2015. Net sales (GAAP) for the first quarter were $2.05 billion and GAAP loss per share was $0.36, compared with $2.27 billion and earnings per share of $0.29 in 2015. Corning’s GAAP net income for the first quarter reflects a non-cash, mark-to-market loss associated with the company’s currency-hedging contracts, which extend through 2022.

“We are pleased that we were able to meet overall profit expectations in the first quarter despite the impact from a manufacturing software implementation issue. We expect strong sequential core sales and profit growth in the second quarter,” Wendell P. Weeks, chairman, chief executive officer, and president, said. “We are also making great progress on our four-year plan to grow, return cash to our shareholders, and create significant value.”

Update on the Strategy and Capital Allocation Framework
Corning continued to deliver on its commitment to focus its portfolio and utilize its financial strength to return more than $10 billion to shareholders and to invest $10 billion in growth and sustained leadership through 2019. In the first quarter, the company announced a 12.5% increase in the quarterly dividend, consistent with its plan to increase the dividend per share by at least 10% annually, and repurchased $751 million of outstanding shares. “Since announcing our new strategy and capital allocation framework last fall, we have returned more than $2 billion to shareholders,” Weeks said.

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces First-Quarter 2016 Financial Performance
Page Two

Recently, Corning announced two strategic transactions to advance the company’s growth. In January, the company announced a joint venture with Saint-Gobain Sekurit to develop, manufacture, and sell lightweight automotive glazing solutions. The joint venture will use innovative Corning® Gorilla® Glass for Automotive in the laminated window solution. Earlier this month, Corning announced an agreement to acquire Alliance Fiber Optic Products (Nasdaq: AFOP), broadening its access to the high-growth cloud data-center market.

First-Quarter Segment Results
•
Display Technologies: Core sales were $829 million, compared with $972 million in the same period a year ago. Consistent with guidance, sequential LCD glass volume declined by a mid-single-digit percentage. Corning’s LCD glass price declines were moderate and the smallest sequential first-quarter decline in five years. The company also finalized its customer supply agreements for the remainder of 2016.

•
Optical Communications: Sales in the first quarter were $609 million, compared with $697 million in the year-ago period. Core earnings were $26 million, compared with $72 million in the first quarter last year. The company estimates that the first-quarter impact from production issues associated with manufacturing software implementation issues was approximately $100 million in sales and $40 million in profit including additional recovery-related expenses.

•
Environmental Technologies: Sales in the first quarter were $264 million, compared with $282 million last year. Core earnings were $37 million, compared with $48 million in the comparable period a year ago.

•	Specialty Materials: Sales in the first quarter were $227 million versus $272 million last year. Core earnings were $32 million, compared with $46 million in the first quarter 2015.

•	Life Sciences: Sales in the first quarter were $204 million, compared with $197 million a year ago. Core earnings were $18 million versus $19 million last year.

•	Core equity earnings from Dow Corning Corporation were $58 million, compared with $51 million in the first quarter last year.

Looking Forward:
“We expect that the company’s performance for the remainder of the year will show significant improvement from first-quarter results, and that second-quarter results will reflect the strong underlying trends in our businesses,” R. Tony Tripeny, senior vice president and chief financial officer, said.

•
Display Technologies: In the second quarter, Corning believes that panel-maker utilization will increase to meet demand for the second-half retail season. The overall glass market and Corning’s volume are expected to increase by a high single-digit percentage sequentially. Corning expects the sequential LCD glass price decline to be less than in the first quarter, consistent with its belief in a sustained environment for more favorable pricing. “We continue to forecast that television units will grow on a year-over-year basis, and that the retail glass market will grow by 8% to 10%, driven by consumer preference for larger screens,” Tripeny remarked.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces First-Quarter 2016 Financial Performance
Page Three

•
Optical Communications: For the second quarter, Corning expects sales to increase more than 20% sequentially as seasonal demand rises and as cable production recovers to normal levels with the resolution of manufacturing software implementation issues. For the second half of 2016, Corning expects sales to be up more than 10% versus the same period in 2015. These expectations include a continuation of the strong demand environment, normal production levels, and the recovery of a sizable portion of the sales missed during the first half of the year.

•	Environmental Technologies: Second-quarter segment sales are expected to be consistent with the same period in 2015.

•
Specialty Materials: Second-quarter sales are expected to increase year over year by a low-single-digit percentage, driven by Corning® Gorilla® Glass demand. For the full year, Corning expects Specialty Materials sales to grow by a mid-to-high single digit percentage.

•	Life Sciences: Sales in the second quarter are expected to increase by a low-single digit percentage on a year-over-year basis.

•
Core equity earnings are expected to be between $50 million and $70 million in the second quarter, depending on the closing date of the strategic realignment of Dow Corning announced in December 2015. The company expects the realignment to close by June.

Upcoming Investor Events
Corning will hold its annual meeting of shareholders at the Corning Museum of Glass auditorium on Thursday, April 28, 2016, at 11 a.m. EDT. A live audio webcast of the 2016 annual meeting will be held from 11 a.m. to 12:15 p.m. EDT. To access the audio webcast, please go to www.corning.com/investor_relations, select “Events” and click on the annual shareholder meeting’s tab “More Information” to register and access the webcast.

Corning will participate in the 44th annual J.P. Morgan Global Technology, Media and Telecom Conference in Boston on May 24, 2016, and at Bernstein’s 32nd Annual Strategic Decisions Conference on June 2, 2016, in New York City.

First-Quarter Conference Call Information
The company will host a first-quarter conference call on Tuesday, April 26, at 8:30 a.m. EDT. To participate, please call toll free (877) 209-9922 or for international access call (612) 332-0718 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click “Events.” A replay will be available beginning at 11 a.m. EDT and will run through 5 p.m. EDT, Tuesday, May 10. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 390718. The webcast will be archived for one year following the call.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces First-Quarter 2016 Financial Performance
Page Four

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to the Investor Relations page and clicking “Financial Highlights” under the “Performance” tab. These reconciliations also accompany this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces First-Quarter 2016 Financial Performance
Page Five

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended March 31,
	2016	2015

Net sales	$2,047	$2,265
Cost of sales	1,283	1,336

Gross margin	764	929

Operating expenses:
Selling, general and administrative expenses	303	316
Research, development and engineering expenses	190	189
Amortization of purchased intangibles	14	12
Restructuring, impairment and other charges	80

Operating income	177	412

Equity in earnings of affiliated companies	59	94
Interest income	6	5
Interest expense	(41)	(30)
Foreign currency hedge (loss) gain, net	(894)	42
Other income (expense), net	21	(30)

(Loss) income before income taxes	(672)	493
Benefit (provision) for income taxes	304	(86)

Net (loss) income attributable to Corning Incorporated	$(368)	$407

(Loss) earnings per common share attributable to Corning Incorporated:
Basic	$(0.36)	$0.30
Diluted	$(0.36)	$0.29

Dividends declared per common share (1)	$0.135	$0.00

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended March 31,

	2016	2015

Net (loss) income attributable to Corning Incorporated	$(368)	$407

Foreign currency translation adjustments and other	428	(256)
Net unrealized (losses) gains on investments	(2)	1
Unamortized gains (losses) and prior service credits (costs) for postretirement benefit plans		1
Net unrealized (losses) gains on designated hedges	(19)	5
Other comprehensive income (loss), net of tax	407	(249)

Comprehensive income attributable to Corning Incorporated	$39	$158

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	March 31, 2016	December 31, 2015
Assets

Current assets:
Cash and cash equivalents	$3,540	$4,500
Short-term investments, at fair value		100
Trade accounts receivable, net of doubtful accounts and allowances	1,388	1,372
Inventories, net of inventory reserves	1,453	1,385
Other current assets	797	912
Total current assets	7,178	8,269

Investments	2,072	1,975
Property, plant and equipment, net of accumulated depreciation	12,823	12,648
Goodwill, net	1,399	1,380
Other intangible assets, net	703	706
Deferred income taxes	2,428	2,056
Other assets	1,342	1,493

Total Assets	$27,945	$28,527

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$527	$572
Accounts payable	836	934
Other accrued liabilities	1,201	1,308
Total current liabilities	2,564	2,814

Long-term debt	3,910	3,890
Postretirement benefits other than pensions	717	718
Other liabilities	2,767	2,242
Total liabilities	9,958	9,664

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,682 million and 1,681 million	841	840
Additional paid-in capital – common stock	13,638	13,352
Retained earnings	13,290	13,832
Treasury stock, at cost; Shares held: 607 million and 551 million	(10,747)	(9,725)
Accumulated other comprehensive loss	(1,404)	(1,811)
Total Corning Incorporated shareholders’ equity	17,918	18,788
Noncontrolling interests	69	75
Total equity	17,987	18,863

Total Liabilities and Equity	$27,945	$28,527

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended March 31,
	2016	2015
Cash Flows from Operating Activities:
Net (loss) income	$(368)	$407
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	281	279
Amortization of purchased intangibles	14	12
Restructuring, impairment and other charges	80
Stock compensation charges	9	10
Equity in earnings of affiliated companies	(59)	(94)
Dividends received from affiliated companies		48
Deferred tax benefit	(345)	(5)
Restructuring payments	(3)	(13)
Employee benefit payments less than (in excess of) expense	7	(6)
Losses (gains) on foreign currency hedges related to translated earnings	857	(29)
Unrealized translation (gains) losses on transactions	(123)	298
Changes in certain working capital items:
Trade accounts receivable	21	35
Inventories	(42)	(1)
Other current assets	(76)	(13)
Accounts payable and other current liabilities	(293)	(314)
Other, net	(43)	(13)
Net cash (used in) provided by operating activities	(83)	601

Cash Flows from Investing Activities:
Capital expenditures	(270)	(333)
Acquisitions of business, net of cash received		(531)
Proceeds from loan repayments from unconsolidated entities		4
Short-term investments – acquisitions	(20)	(284)
Short-term investments – liquidations	121	282
Realized gains on foreign currency hedges related to translated earnings	93	149
Net cash used in investing activities	(76)	(713)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(64)
Proceeds from issuance of commercial paper	19
Principal payments under capital lease obligations	(1)
Payments from settlement of interest rate swap agreements		(9)
Proceeds from the exercise of stock options	9	89
Repurchases of common stock for treasury	(703)	(477)
Dividends paid	(173)	(177)
Net cash used in financing activities	(913)	(574)
Effect of exchange rates on cash	112	(319)
Net decrease in cash and cash equivalents	(960)	(1,005)
Cash and cash equivalents at beginning of period	4,500	5,309

Cash and cash equivalents at end of period	$3,540	$4,304

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP (Loss) Earnings per Common Share

The following table sets forth the computation of GAAP basic and diluted (loss) earnings per common share (in millions, except per share amounts):
	Three months ended March 31,
	2016	2015
Net (loss) income attributable to Corning Incorporated	$(368)	$407
Less: Series A convertible preferred stock dividend	(24)	(24)
Net (loss) income available to common stockholders – basic	(392)	383
Add: Series A convertible preferred stock dividend		24
Net (loss) income available to common stockholders - diluted	$(392)	$407

Weighted-average common shares outstanding - basic	1,103	1,266
Effect of dilutive securities:
Stock options and other dilutive securities		13
Series A convertible preferred stock		115
Weighted-average common shares outstanding - diluted	1,103	1,394
Basic (loss) earnings per common share	$(0.36)	$0.30
Diluted (loss) earnings per common share	$(0.36)	$0.29

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended March 31,
	2016	2015
Core earnings attributable to Corning Incorporated	$340	$484
Less: Series A convertible preferred stock dividend	(24)	(24)
Core earnings available to common stockholders - basic	316	460
Add: Series A convertible preferred stock dividend	24	24
Core earnings available to common stockholders - diluted	$340	$484

Weighted-average common shares outstanding - basic	1,103	1,266
Effect of dilutive securities:
Stock options and other dilutive securities	8	13
Series A convertible preferred stock	115	115
Weighted-average common shares outstanding - diluted	1,226	1,394
Core basic earnings per common share	$0.29	$0.36
Core diluted earnings per common share	$0.28	$0.35

© 2016 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.

Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  These measures are not prepared in accordance with GAAP.  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Following the acquisition of Samsung Corning Precision Materials and because a significant portion of Corning Precision Materials’ costs are denominated in South Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the South Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of ₩1,100, which is consistent with historical prior period averages of the won.

(2)	Foreign currency hedges related to translated earnings: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)	Discrete tax items and other tax-related adjustments: This represents the removal of discrete adjustments attributable to changes in tax law and other non-operational tax-related adjustments.
(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

© 2016 Corning Incorporated. All Rights Reserved.

(6)
Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)
Impacts from the acquisition of Samsung Corning Precision Materials:  Fair value adjustments to the indemnity asset related to contingent consideration and other items related to the acquisition of Samsung Corning Precision Materials.

(9)	Post-combination expenses: Post-combination expenses incurred as a result of an acquisition in the first quarter of 2015.
(10)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended March 31, 2016
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended March 31, 2016
	Net sales	Equity earnings	(Loss) income before income taxes	Net (loss) income	Effective (benefit) tax rate	Per share
As reported	$2,047	$59	$(672)	$(368)	(45.2)%	(0.36)
Constant-yen (1)	124	2	110	78		0.07
Constant-won (1)		(1)	(20)	(14)		(0.01)
Foreign currency hedges related to translated earnings (2)			857	540		0.49
Acquisition-related costs (3)			14	10		0.01
Discrete tax items and other tax-related adjustments (4)				22		0.02
Restructuring, impairment and other charges (6)			109	75		0.07
Equity in earnings of affiliated companies (7)		2	2	2
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(11)	(9)		(0.01)
Pension mark-to-market adjustment (10)			7	4
Core performance measures	$2,171	$62	$396	$340	14.1%	0.28

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended March 31, 2015
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended March 31, 2015
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,265	$94	$493	$407	17.4%	0.29
Constant-yen (1)	165		134	98		0.07
Foreign currency hedges related to translated earnings (2)			(29)	(18)		(0.01)
Acquisition-related costs (3)			19	13		0.01
Discrete tax items and other tax-related adjustments (4)				11		0.01
Litigation, regulatory and other legal matters (5)			1	1
Restructuring, impairment and other charges (6)			2	3
Equity in earnings of affiliated companies (7)		(41)	(41)	(39)		(0.03)
Impacts from the acquisition of Samsung Corning Precision Materials (8)			2	2
Post-combination expenses (9)			9	6
Core performance measures	$2,430	$53	$590	$484	18.0%	0.35

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2016				Three months ended March 31, 2015
	Gross margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses
As reported	$764	37%	$303	$190	$929	41%	$316	$189
Constant-yen (1)	109				137
Constant-won (1)	(17)		2	1
Foreign currency hedges related to translated earnings (2)					(4)
Acquisition-related costs (3)					2		(5)
Litigation, regulatory and other legal matters (5)							(1)
Restructuring, impairment and other charges (6)	29				4		2
Impacts from the acquisition of Samsung Corning Precision Materials (8)			11		1
Post-combination expenses (9)							(9)
Pension mark-to-market adjustment (10)			(7)

Core performance measures	$885	41%	$309	$191	$1,069	44%	$303	$189

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016		Three months ended March 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$705	$209	$808	$294
Constant-yen (1)	124	81	164	99
Constant-won (1)		(13)
Foreign currency hedges related to translated earnings (2)		(58)		(99)
Restructuring, impairment and other charges (6)		13
Impacts from the acquisition of Samsung Corning Precision Materials (8)		(9)

Core performance measures	$829	$223	$972	$294

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016		Three months ended March 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$609	$17	$697	$57
Acquisition-related costs (3)		4		10
Restructuring, impairment and other charges (6)		5		(1)
Post-combination expenses (9)				6

Core performance measures	$609	$26	$697	$72

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016		Three months ended March 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$264	$34	$282	$48
Restructuring, impairment and other charges (6)		3

Core performance measures	$264	$37	$282	$48

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016		Three months ended March 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$227	$26	$272	$38
Constant-yen (1)		(1)		(1)
Constant-won (1)		(1)
Foreign currency hedges related to translated earnings (2)				5
Restructuring, impairment and other charges (6)		8		4

Core performance measures	$227	$32	$272	$46

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016		Three months ended March 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$204	$12	$197	$16
Acquisition-related costs (3)		3		3
Restructuring, impairment and other charges (6)		3

Core performance measures	$204	$18	$197	$19

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016	Three months ended March 31, 2015
As reported	$56	$92
Equity in earnings of affiliated companies (7)	2	(41)

Core performance measures	$58	$51

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016	Three months ended March 31, 2015

Cash flows from operating activities	$(83)	$601

Less: Cash flows from investing activities	(76)	(713)

Plus: Short-term investments – acquisitions	20	284

Less: Short-term investments – liquidations	(121)	(282)

Free cash flow	$(260)	$(110)

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended March 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended March 31, 2016	Three months ended March 31, 2015

Cash flows from operating activities	$(83)	$601

Realized gains on foreign currency hedges related to translated earnings	93	149
Translation gains (losses) on cash balances	100	(292)

Adjusted cash flows from operating activities	$110	$458

© 2016 Corning Incorporated. All Rights Reserved.